Exhibit 10.3

diaDexus, Inc.

Restricted Stock Unit Grant Notice

2012 Equity Incentive Award Plan

diaDexus, Inc. (the “Company”) hereby awards to Participant the number of restricted stock units (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Notice”), the 2012 Equity Incentive Award Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement will have the same definitions as in the Plan or the Award Agreement (as applicable). In the event of any conflict between the terms of the Award and the Plan, the terms of the Plan will control.

Participant:	[	]
Date of Grant:	[	]
Vesting Commencement Date:	[	]
Number of RSUs:	[	]

Vesting Schedule:	[To be specified in individual agreements.]

Issuance Schedule:

Subject to any changes in the capitalization of the Company, for each RSU that vests, one share of Common Stock will be issued at the time set forth in Section 6 of the Award Agreement. Each installment of RSUs that vests hereunder is a “separate payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2).

Additional Terms/Acknowledgements: As of the Date of Grant, this Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on the terms of the Award, with the exception, if applicable, of any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law. Participant acknowledges receipt of, and understands and agrees to, this Notice, the Award Agreement, and the Plan and acknowledges receipt of the stock plan prospectus.  By accepting this Award, Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

diaDexus, Inc.		Participant:

By:
	Signature		Signature

Title:		Date:

Date:

Attachments:	Award Agreement, 2012 Equity Incentive Award Plan

diaDexus, Inc.

2012 Equity Incentive Award Plan

Restricted Stock Unit Agreement

diaDexus, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) that is subject to its 2012 Equity Incentive Award Plan (the “Plan”), the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), for the number of Restricted Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

1. Grant of the Award. The Award represents your right to be issued on a future date one share of Common Stock for each Restricted Stock Unit that vests.

2. Vesting. Your Restricted Stock Units will vest as provided in the Grant Notice. Vesting will cease, and the unvested Restricted Stock Units will be forfeited, on your Termination of Service.

3. Adjustments to Number of RSUs & Shares of Common Stock.

(a) The Restricted Stock Units subject to your Award will be adjusted for changes in the Company’s Common Stock as provided in the Plan (including Section 14.2(a)).

(b) Any additional Restricted Stock Units and any shares, cash or other property that become subject to the Award will be subject, in a manner determined by the Board, to the terms of the Award, including the same vesting schedule, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award.

(c) You have no rights to be issued any fractional share of Common Stock or cash in lieu of such fractional share under this Award.  Any fraction of a share will be rounded down to the nearest whole share.

4. Securities Law Compliance. You will not be issued any Common Stock underlying the Restricted Stock Units or other shares with respect to your Restricted Stock Units unless either (i) the shares are registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive shares underlying your Restricted Stock Units if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. Transferability. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of any portion of the Restricted Stock Units or the shares in respect of your Restricted Stock Units. For example, you may not use shares that may be issued under your Restricted Stock Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse on delivery to you of the shares that are subject to your vested Restricted Stock Units.

(a) Death. Your Restricted Stock Units are not transferable other than by will and by the laws of descent and distribution.  At your death, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, Common Stock or any other consideration that is issuable under this Award.

(b) Domestic Relations Orders. If you receive written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration under your Restricted Stock Units as provided in your domestic relations order or official marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss with the Company’s General Counsel the proposed terms of any such transfer prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement. The Company is not obligated to allow you to transfer your Award in connection with your domestic relations order or marital settlement agreement.

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6. Date of Issuance. Subject to the satisfaction of any required withholding obligations, if one or more Restricted Stock Units vest, the Company will issue to you, on the applicable vesting date, one share of Common Stock for each Restricted Stock Unit that vests and such issuance date is referred to as the “Original Issuance Date.” If the Original Issuance Date falls on a date that is not a business day, the Company may delay delivery to the next following business day.  The issuance of shares under this Award is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner.  In all cases, shares issuable under this Award will be issued not later than the date necessary for compliance with Treasury Regulation Section 1.409A-1(b)(4).

7. Dividends. You will receive no benefit or adjustment to your unvested Award and any unissued shares under the Award with respect to any cash dividend, stock dividend or other distribution unless expressly provided for in Section 14.2 of the Plan.

8. Restrictive Legends. The Common Stock issued with respect to your Restricted Stock Units will be endorsed with appropriate legends if determined by the Company that legends are required under applicable law or otherwise.

9. Award not a Service Contract. Your service with the Company is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of your Restricted Stock Units or the issuance of the shares subject to your Restricted Stock Units), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer on you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

10. Tax Obligations.  On each vesting date, and on or before the time you receive a distribution of the shares or other property underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax obligations of the Company or any Affiliate that arise in connection with your Award (the “ Taxes”). The Company or an Affiliate may, in its sole discretion, require you to satisfy all or any portion of the Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Taxes directly to the Company and/or its Affiliates; or (iv) subject to the approval of the independent members of the Board, withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Restricted Stock Units with a fair market value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. Unless the Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock.  If the Company’s obligations arise prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

11. Unsecured Obligation. Your Award is unfunded, and as a holder of vested Restricted Stock Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you.  On such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

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12. Notices. Any notices provided for in this Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given on receipt or, in the case of notices delivered by the Company to you, five days after deposit in the U.S. mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  You may revoke this consent only by providing express written notice to the Company’s Chief Executive Officer, and, notwithstanding the first sentence of this paragraph, any such notice will not be effective until 30 days thereafter.

13. Miscellaneous.

(a) The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree on request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d) This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14. Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.

15. Clawback.  Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment on a Resignation for Good Reason, or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

16. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17. Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18. Amendment. Any amendment to this Agreement must be in writing, signed by a duly authorized representative of the Company. The Board reserves the right to amend this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.

19. Compliance with Section 409A of the Code. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the

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Code, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares arising because of your separation from service and that would otherwise be made on the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

20. No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

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